EXHIBIT 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officers of Investors Bancorp, Inc. (the “Company”) hereby certify that, to the best of their knowledge:
1. the Company’s special financial report under Exchange Act Rule 15d-2 for the year ended June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2. that as of the date of this statement, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 3, 2005	By:	/s/ Robert M. Cashill
Robert M. Cashill
Chief Executive Officer and President

Date: November 3, 2005	By:	/s/ Domenick A. Cama
Domenick A. Cama
Chief Financial Officer and Senior Vice President

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to Investors Bancorp, Inc. and will be retained by Investors Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.